UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): April 2, 2007


                              ENGlobal Corporation
                              --------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                     Nevada
                                     ------
                 (State or Other Jurisdiction of Incorporation)

             001-14217                                88-0322261
             ---------                                ----------
     (Commission File Number)             (IRS Employer Identification No.)


654 N. Sam Houston Pkwy E., Suite 400, Houston, Texas      77060-5914
-----------------------------------------------------      ----------
     (Address of Principal Executive Offices)              (Zip Code)

                                  281-878-1000
                                  ------------
              (Registrant's Telephone Number, Including Area Code)


                     -------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2007, ENGlobal Corporation (the "Company") announced the appointment of William A. Coskey, P.E., to the position of Chief Executive Officer, effective immediately. ENGlobal's former Chief Executive Officer, Michael L. Burrow, P.E., announced his retirement from the positions of director and Chief Executive Officer, effective April 2, 2007. Mr. Burrow will remain with the Company as President until May 18, 2007, to facilitate an orderly transition. Mr. Coskey will continue to serve as the Company's Chairman of the Board, and will take over as the Company's President on Mr. Burrow's departure. Also, on April 3, 2007, the Company's Board of Directors voted to reduce the number of directors from five to four.

Mr. Coskey, age 54, has served as Chairman of the Board since June 2005. He founded ENGlobal Corporation in 1985 and, until December 2001, served as Chairman of the Board, Chief Executive Officer, and President of the Company. From 2001 to 2003, he served as Chief Operating Officer and held the position of President from 2001 to June 2005. Mr. Coskey, an honors graduate, received a Bachelor of Science in Electrical Engineering from Texas A&M University in 1975 and is a Registered Professional Engineer.

Mr. Coskey is a party to a written employment agreement with the Company, which provides for a base salary of $245,000, subject to discretionary increases by the Board of Directors. Additionally, Mr. Coskey receives health, life, and other insurance benefits in accordance with the terms of the Company's benefit plans, and the Company provides Mr. Coskey with management level support services and reimbursement for specified business expenses.

Mr. Coskey's employment agreement provides for severance payments and benefits in the case of termination of employment. If employment ends because of death, the Company will pay any accrued but unpaid salary, additional compensation, and other benefits earned up to that date. In the case of disability, salary and benefits would generally be maintained by the Company on behalf of Mr. Coskey for up to six months of disability and for a period of six months following the date of termination, and Mr. Coskey would receive health and life insurance benefits in accordance with the terms of the Company's benefit plans during that period. At the Company's option, reduced severance payments and full benefits may be extended for an additional six-month period following the initial period of severance for disability.

If the Company terminates Mr. Coskey's employment for "cause," as defined in the employment agreement, the Company will pay any accrued but unpaid salary, additional compensation, and other benefits earned up to the effective date of termination. If the Company terminates Mr. Coskey's employment without "cause," as defined in the employment agreement, the Company will continue to pay him for a period of six months following the date of termination and, at the Company's option, reduced severance payments and full benefits may be extended for an additional six-month period following the initial severance period, in exchange for an extension of Mr. Coskey's non-competition and non-solicitation obligations under his employment agreement.

Mr. Coskey's employment agreement includes a covenant not to compete for a period of up to one year following termination of employment, as well as confidentiality provisions as are customary in nature and scope, for such agreements.

Item 8.01 Other Events

On April 3, 2007, the Company issued a press release announcing Mr. Coskey's appointment. A copy of the press release is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

  (d) Exhibits

      Exhibit Number     Description
      --------------     -----------

      99.1               ENGlobal Corporation press release dated April 3, 2007.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         ENGlobal Corporation

Date: April 5, 2007                      By: /s/ Natalie S. Hairston
                                         ---------------------------------
                                         Natalie S. Hairston, Investor Relations
                                         Officer, Chief Governance Officer, and
                                         Corporate Secretary


                                  EXHIBIT LIST

Exhibit Number        Description
--------------        -----------


99.1                  ENGlobal Corporation press release dated April 3, 2007.